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                                                                    EXHIBIT 99
                                                                AUGUST 22, 1997


                   BT AND MCI STRATEGIC REVIEW AFFIRMS MERGER
                      Changes in Market Lead to New Terms

BT and MCI today announced the results of their joint management review and reaffirmed their plans to merge into Concert. The review confirmed that the powerful strategic rationale for the merger remains unchanged.

     The companies also agreed to new terms that reflect changes in the marketplace. Under the revised merger terms, MCI shareholders (other than BT) will receive at closing for each MCI share held .375 new Concert American Depositary Shares ("ADSs") (equivalent to .375 BT ADSs representing 10 ordinary shares in BT) and a cash payment of $7.75. The number of outstanding ordinary shares of the new Concert will be reduced by 10 percent to 8.5 billion.

     Following the merger, which is expected to close around the end of 1997, MCI shareholders will hold approximately 25 per cent of the share capital of the enlarged group. MCI shareholders will begin to receive the regular Concert dividends in the fiscal year beginning April 1, 1998.


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     In the global telecommunications marketplace, Concert will be uniquely well positioned to succeed. It will have 43 million business and residential customers in more than 70 countries and joint ventures and alliances in nearly 40 countries. Concert will have initial revenues of around $43 billion, representing six percent of the $670 billion global telecommunications market. This market is forecast to grow at more than 10 percent a year, further enhanced by the WTO Agreement which was signed earlier this year and which is designed to open 95 percent of the global market to competition by the year 2000.

     Sir Iain Vallance, chairman of BT, said: "We are pleased that we have been able to reach agreement so quickly on the best way forward following the changes in the US environment. This has been a tough time for both executive teams, but the results are a reflection of our professional relationship, built up over our four years of partnership. We have maintained our momentum and will launch Concert around the end of 1997."

     Bert Roberts, chairman of MCI, said: "The merits of the MCI-BT merger continue to be compelling. As the world's first global communications company, Concert will have the size, scope and reach to

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compete and grow marketshare worldwide. Completing this historic merger will deliver on MCI's commitment to best serve the needs of its shareholders, customers and employees by opening new markets to competition."

     Roberts added: "Strong earnings growth and the creation of shareholder value are the top priorities for BT and MCI management.
When looking at the alternative scenarios, moving forward with the merger on new terms was the best choice for Concert and all its shareholders."

     MCI and BT both have an outstanding competitive record in gaining and retaining global market share. Regulators, customers and employees have strongly endorsed the merger and the benefits it will deliver. Even before the close of the merger, partners such as Telefonica de Espana and Portugal Telecom have recognised the power of the combination and have agreed to join the Concert alliance.

     The joint management review focused on the current operating environment for Concert and the Concert financial plan. Several recent changes have impacted both companies, in particular the slow pace of the opening of the US local market, which is anticipated to increase costs and capital requirements for MCI, and the effects of the 1997 UK Government budget on BT. The joint management review team has accordingly adjusted the Concert business plan. MCI previously announced it was exploring a series of steps to improve financial performance. While these steps have not been finalized, if taken, they could result in material charges to MCI's 1997 results of operations.

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     With yesterday's FCC approval, all necessary regulatory approvals have been obtained. The amended merger agreement will need to be approved by both BT's and MCI's shareholders.

OUTLOOK FOR MCI

     BT and MCI confirmed the great potential of the $100 billion US local market together with MCI's strategy for entering it and their ability to succeed in it. The review conducted by both companies has reinforced the belief that BT, with its acknowledged excellence in the local market, can provide MCI with extensive professional support as it develops its US local market business. The local market remains MCI's primary strategic imperative and MCI will continue its aggressive approach. The integration of the local and long distance businesses remains a key part of MCI's strategy. Even in the absence of a competitive local marketplace, MCI revenues grew by 7.4 per cent in the first half of the year, with net income in the year to June 30 of $575 million after tax.

     Regulatory issues and monopoly obstructions are currently preventing customers from benefiting from full competition. As a consequence, the price of entry into the local market has increased for all new entrants. MCI and BT will continue to look for ways to reduce operating losses associated with local market entry, which will be accomplished by targeting investment on those local markets that we expect will be opening most quickly to true competition.

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MCI and BT applaud recent regulatory activities that should increase the pace at which local markets are opened.

FINANCIAL EFFECTS ON CONCERT

     The merger on the revised terms is expected to lead to modest earnings dilution for the balance of the current fiscal year and the fiscal year ending March 31, 1999. Thereafter it is anticipated that Concert will generate earnings growth superior to that which BT could have achieved on its own.

     Both BT and MCI believe that Concert's cash flow from operations will support a growing dividend as well as ongoing capital expenditures in existing operations and investment in new markets.

     It is estimated that Concert leverage will peak during the fiscal year ending March 1998 at a level of around 55 percent taking into account the cash consideration for the merger, the recent special dividend and the windfall tax together with Concert's ongoing UK investments and plans for the US local, long distance and European markets. Leverage is expected to be reduced thereafter. Interest cover will remain comfortable.

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     The strategic review has also confirmed the level of synergies  expected from the merger, which have been targeted at approximately $2.4 billion cumulatively over the first five years following closing of the merger with annual pre-tax benefits estimated at $800 million by the fifth year following the merger.

     Under the revised merger terms, BT will ensure that BT shares are marked ex-dividend immediately prior to the effective date for the merger and that both the interim and the final dividend for the year ending March 31, 1998 will be paid at that time. The next scheduled dividend will be paid by Concert in February 1999, being the interim dividend for the year ending March 31, 1999.

SHAREHOLDER APPROVALS

     The revised documentation relating to the merger will be sent to each company's shareholders as soon as possible. BT shareholders will be sent a circular containing details of the revised merger and notice of an Extraordinary General Meeting. The merger will be subject to approval by BT shareholders at the EGM. MCI shareholders will be sent a proxy statement/prospectus convening a special meeting at which MCI shareholders will be asked to adopt the amended agreement and plan of merger and approve the merger.

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     The preceding paragraphs include forward-looking statements that are subject to risks and uncertainties. These include statements concerning the outlook for MCI and financial effects on Concert and the future financial performance of MCI and Concert. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include: material adverse changes in economic conditions in the markets served by MCI and BT; a significant delay in the expected closing of the Merger; future regulatory actions and conditions in MCI's and BT's operating areas, including the ability of MCI to obtain local facilities at competitive rates and proposals to change the way in which interconnection charges are set in the U.K.; competition from others in the U.S., U.K. and international long distance markets, including the entry of the Regional Bell Operating Companies and other companies into the long distance markets in the U.S.; the timing of the entry and profitability of Concert in certain long distance markets; fluctuations in foreign currency exchange rates; and delays in Concert's ability to enter, and competition from others in, the U.S. local telecommunications market.

     MCI, headquartered in Washington, D.C., offers the industry's most comprehensive portfolio of communication services. With 1996 revenues of $18.5 billion, MCI ranks as one of the world's largest telecommunications companies. MCI is also the world's third largest carrier of international voice traffic and operates one of the world's most advanced Internet networks.

     BT is one of the largest and most successful telecommunications companies in the world, with operations in 30 countries and approximately 127,500 employees worldwide. BT's principal acivity in the fully competitive UK market is the supply of local, long distance and international telecommunications services, serving over 27.5 million residential and business exchange lines through a fully modernized and largely digital network. It offers a full range of Internet and online services to business and residential customers.



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